UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 26, 2007

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAW; CHANGE IN FISCAL YEAR

On November 26, 2007, the Board of Directors of TurboChef Technologies, Inc. (the “Company”) approved an amendment to the Company’s bylaws to provide for uncertificated shares in conformance with NASDAQ’s Direct Registration System going into effect in January 2008.  The Restated Bylaws of TurboChef Technologies, Inc. were amended by modifying Section 1 of Article X thereof to add the following:

“In addition, the Corporation may issue or permit to exist uncertificated shares for any purpose, including to permit the Corporation to participate in the “Direct Registration System” for publicly traded securities operated by The Depository Trust Company (“DTC”).  The Board of Directors shall designate the classes of the Corporation’s securities that may be represented by uncertificated shares and shall adopt procedures for the exchange of certificated for uncertificated shares and for the registration of transfers of uncertificated securities in lieu of the procedures set forth in these bylaws for certificated shares.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.

(Registrant)

By: /s/ Dennis J. Stockwell
Date: November 27, 2007	Vice President and General Counsel